UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 28, 2014, the Board of Directors (the “Board”) of Royal Gold, Inc. (the “Company”), based on the recommendation of the Compensation, Nominating and Governance Committee of the Board, approved a revised form of Amended and Restated Indemnification Agreement, effective August 28, 2014, to be entered into with the Company’s officers and directors. Among other things, the revisions to the form clarify certain procedural requirements for obtaining indemnification and the advancement of expenses.

The foregoing description of the revised form of Amended and Restated Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Indemnification Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2014, the Board approved several amendments to the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), effective as of August 28, 2014, including the following:

Voting Standard.  The Bylaws were amended to provide that except as otherwise provided by law, the Company’s Certificate of Incorporation or the Bylaws, the affirmative vote of a majority of the votes cast on a subject matter by the stockholders entitled to vote at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on matters other than the election of directors.

Lead Director. The Bylaws were amended to permit, rather than require, the Board to elect a lead independent director. Following the amendment, the Board has discretion to evaluate the need for a lead independent director in light of the Board’s leadership structure, and in particular when the Chairman of the Board is an independent director.

The above description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws.

10.1	Form of Amended and Restated Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: September 4, 2014	By:	/s/ Bruce C. Kirchhoff
Bruce C. Kirchhoff
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws
10.1	Form of Amended and Restated Indemnification Agreement